Exhibit (d)(2)

THE ZWEIG TOTAL RETURN FUND, INC.

NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON STOCK

SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Fund’s Prospectus under “The Offer-Payment for Shares,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for Shares of Common Stock of The Zweig Total Return Fund, Inc. subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 P.M., New York City time, on                     , 2010, the Expiration Date.* Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY, N.A.

Attention: Zweig Funds

By Mail:	By Express Mail or Overnight Courier:
P.O. Box 43078 Providence, RI 02940-3078	250 Royall Street Canton, MA 02021

By Facsimile:

(617) 360-6810

Fax Confirmation by Telephone to:

(781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The bank, trust company or New York Stock Exchange member firm that completes this form must communicate the guarantee and the number of Shares of Common Stock subscribed for (pursuant to both the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 P.M., New York City time, on                     , 2010, the Expiration Date.* This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (i) a properly completed and executed Subscription Rights Certificate and (ii) delivery of payment in full (equal to 95% of the lower of the NAV per share of the Fund’s Common Stock at the close of business on                     , 2010 (the “Pricing Date”) or the average of the last reported sales price of a share of the Fund’s Common Stock on the NYSE on the Pricing Date and the four preceding business days) for all Shares for which a subscription is being made. Failure to deliver this Notice or to make the delivery guaranteed herein will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent by 5:00 P.M., New York City time, on the third business day after the Expiration Date of a properly completed and executed Subscription Rights Certificate and payment of the full Subscription Price for the Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege as subscription for such Shares is indicated herein and on the Subscription Rights Certificate.

*Unless	extended by the Fund

Broker Assigned Control #

THE ZWEIG TOTAL RETURN FUND, INC.

1.	Primary Subscription:

Number of Rights Exercised:

Number of Shares subscribed for in Primary Subscription, for which you are guaranteeing delivery of the Subscription Rights Certificate and full payment:

                         Rights divided by 5 =                         Shares (ignore fractions)

2.	Over-Subscription Privilege:

Number of Shares subscribed for pursuant to the Over-Subscription Privilege, for which you are guaranteeing delivery of the Subscription Rights Certificate and full payment:

                                                     Shares

3.	Totals:

Total Number of Rights Exercised:

Total Number of Shares subscribed for, for which you are guaranteeing delivery of the Subscription Rights Certificate and full payment:

                             Rights divided by 5 =                                 Shares (ignore fractions)

4.	Method of Delivery (Check one):

/ / Through the Depository Trust Company (“DTC”)

/ / Direct to Computershare Trust Company, N.A., as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to Computershare Trust Company, N.A. a Nominee Over-Subscription Form.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City                                                                                                           State                                                                  Zip Code

Phone Number

Date